Exhibit 10.1

                               Metromedia Company
                              215 East 67th Street
                            New York, New York 10021

                                                                 October 7, 1999

Bell Atlantic Investments, Inc.
1095 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         Reference is made to the Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), by and among Metromedia Fiber Network, Inc. and Bell Atlantic Investments, Inc. Defined terms used in this letter agreement and not otherwise defined have the meanings assigned to those terms in the Securities Purchase Agreement.

         In order to induce you to enter into the Securities Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we hereby agree as follows:

         (b) to appear, or cause the holder of record on any applicable record date with respect to any shares of Common Stock Beneficially Owned by either of us (the "Record Holder") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the issuances of the Second Closing Date Shares, the Second Closing Date Notes and the shares of Class A Common Stock issuable upon conversion of the Second Closing Date Notes (collectively, the "Issuances") or any other transactions contemplated by the Securities Purchase Agreement are considered;

         (c) at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, to vote, or cause to be voted by the Record Holder, in person or by proxy, any shares held of record or Beneficially Owned by either of us in favor of the Issuances and the other transactions contemplated by the Securities Purchase Agreement; and

         (d) until the transactions contemplated by the Securities Purchase Agreement are consummated or the Securities Purchase Agreement is terminated, we shall use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with other parties in doing, all things necessary, proper and advisable to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by the Securities Purchase Agreement.
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                                                                               2

         We further agree as follows:

         (a) This letter agreement shall terminate upon the earlier to occur of
(i) the Second Closing Date, (ii) the termination of the Securities Purchase Agreement in accordance with the terms thereof, and (iii) unless extended by mutual agreement, June 30, 2000. Upon termination, neither of us shall have any further obligations or liabilities under this letter agreement.

         (b) Irreparable damage would occur to you in the event any provision of this letter agreement was not performed in accordance with the terms hereof and that you shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         (c) This letter agreement may not be amended except by an instrument in writing signed by you.

         (d) If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this letter agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this letter agreement remain as originally contemplated.

         (e) This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state without giving effect to the provisions thereof relating to conflicts of law.

         (f) Our obligations hereunder shall be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances will either of us have any liability or obligation with respect to any misrepresentation or breach of covenant of any other stockholder of the Company.
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                                                                               3

         This letter agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument. If the foregoing sets forth your understanding with respect to the subject matter of this letter agreement, please acknowledge by signing below.

                                       Sincerely,

                                       METROMEDIA COMPANY


                                       By: /s/ Silvia Kessel
                                       ---------------------
                                       Name:  Silvia Kessel
                                       Title: Senior Vice President


                                       /s/ John W. Kluge
                                       -----------------
                                       John W. Kluge


                                       /s/ Stuart Subotnick
                                       --------------------
                                       Stuart Subotnick

Agreed and accepted as of the date hereof

BELL ATLANTIC INVESTMENTS, INC.


By: /s/ Philip Seskin
---------------------
Name:  Philip Seskin
Title: Authorized Signatory